EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
PRG Schultz International, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2007, relating to the consolidated financial statements and schedule of PRG Schultz International, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Atlanta, Georgia
May 31, 2007